SOLICITING DEALER AGREEMENT


Ladies and Gentlemen:

          C-TEC Corporation, a Pennsylvania corporation (the "Company"), proposes to issue to holders (the "Common Holders") of its outstanding
Common Stock, par value $1.00 per share (the "Common Stock"), and to holders (the "Class B Holders" and collectively with the Common Holders, the "Holders") of its outstanding shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock" and collectively with the Common
Stock, the "Company Stock"), transferable rights entitling such Holders to subscribe for shares of Common Stock (each a "Share" and, collectively, the "Shares"; such issuance is herein referred to as the "Offer"). Pursuant to
the terms of the Offer, the Company is issuing each Holder [   ] transferable
rights (each a "Right" and, collectively, the "Rights") for each [   ] shares
of Company Stock held on the record date set forth in the accompanying Prospectus (the "Prospectus"). Such Rights entitle Holders to acquire during the period set forth in the Prospectus, and at the subscription price set forth in the Prospectus, one Share for each Right held on the terms and subject to the conditions set forth in the Prospectus.

               The Company is seeking to form for purposes of soliciting exercises of Rights pursuant to the Offer, a group of soliciting dealers consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or brokers or dealers not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with their principal place of business located outside the United States, its territories or possessions who agree to solicit exercises of Rights only in accordance with the laws applicable to such activities and agree to solicit no exercises of Rights within the United States, its territories or its possessions or from persons who are nationals thereof or residents therein and who agree, although not members of the NASD, to conform to the Rules of Fair Practice of the NASD, in soliciting exercises of Rights outside the United States, its territories and possessions, to the same extent as though they were members thereof (the members of such group being hereinafter called the "Soliciting Dealers"). You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity, in accordance with the terms and conditions herein and in your confirmation hereof, to obtain exercises of Rights pursuant to the Offer.

               1. Solicitation and Solicitation Material. Solicitation and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the applicable rules and regulations of the Securities and Exchange Commission. Accompanying this Agreement are copies of the following documents: the Prospectus describing the terms of the Offer, a form of the Subscription Certificate, a Blue Sky Memorandum and letters to stockholders. Additional copies of these documents will be supplied in reasonable quantities upon your request. You agree that during the period of the Offer you will not use any solicitation material other than that referred to above and such as may hereafter be furnished to you by us.

               2. Compensation of Soliciting Dealers. As compensation for the services of the Soliciting Dealers hereunder, the Company will pay to each Soliciting Dealer a fee in the amount of $0.25 per Share for each Share issued pursuant to the Offer through such Soliciting Dealer's efforts, including the exercise of Rights by a Soliciting Dealer for its own account pursuant to the exercise of Rights; provided that such soliciting fee shall not exceed $250 in the case of any person beneficially purchasing more than an aggregate of 1000 Shares pursuant to the exercise of Rights. A Soliciting Dealer shall be entitled to the foregoing compensation only where the insertion of such Soliciting Dealer's name has been made on the Subscription Certificate in the place so provided and where the Company shall have received from such Soliciting Dealer an executed copy of this Agreement in the form hereof.

               No compensation shall be payable in respect of any particular exercise of Rights if, in the opinion of counsel for the Company, such compensation cannot legally be paid in respect of such exercise of Rights because of the provisions of applicable state law or for any other reason. In case of any dispute or disagreement as to the amount of compensation payable to any Soliciting Dealer hereunder, or, in the event of any dispute or disagreement as to the proper recipient of any such compensation, the decision of the Company shall be conclusive.

               For the purpose of this Section 2, the Offer will expire on the expiration date (the "Expiration Date") set forth in the Prospectus. No compensation will be payable to Soliciting Dealers with respect to Rights exercised after expiration of the Offer.

               3. Trading. (a) You represent and warrant that (i) you have not engaged and will not engage in any activity in respect of the Shares, the Class B Stock or the Rights in violation of the Exchange Act or the rules and regulations thereunder, including without limitation Rules 10b-6, 10b-7 and 10b-8 under the Exchange Act and (ii) you have and will conform to the Rules of Fair Practice of the NASD in respect of the Shares, the Class B Stock and the Rights.

               (b) Acceptance of compensation by you will constitute a representation that you are eligible to receive such compensation and that you have complied and will comply with the preceding provision and your other agreements hereunder.

               4. Unauthorized Information and Representations. Neither you nor any other person is authorized by the Company to give any information or make any representations in connection with this Agreement or the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company, and you hereby agree not to use any solicitation material other than material referred to in this Section 4. Without limiting the generality of the foregoing, you agree not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior written approval of the Company. You are not authorized to act as agent of the Company in any respect, and you agree not to act as such agent and not to purport to act as such agent. On becoming a Soliciting Dealer and in soliciting exercises of Rights, you agree to comply with any applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and to perform and comply with the agreements set forth in your confirmation of your acceptance of this Agreement, a copy of the form of which is appended hereto.

               5. Blue Sky and Securities Laws. The enclosed Blue Sky Memorandum indicates the states in which it is believed that acceptances of the Offer may be solicited under the applicable Blue Sky or securities laws. Under no circumstances will you as a Soliciting Dealer engage in any activities hereunder in any state (a) which is not listed in said enclosed Blue Sky Memorandum as a state in which acceptances of the Offer may be solicited under the Blue Sky or securities law of such state or (b) in which you may not lawfully so engage. The Blue Sky Memorandum shall not be considered solicitation material as that term is herein used. You authorize the undersigned to cause to be filed in the Department of State of the State of New York a Further State Notice with respect to the Shares complying with the provisions of Article 23-A of the General Business Law of the State of New York, if required by such provisions. You hereby represent that you, your affiliates and your associated persons (as defined for purposes of the Rules of fair Practice of the NASD) do not (and, during the term of this Agreement, will not) collectively own 10% or more of the common equity of the Company.

               6. Termination. This Agreement may be terminated by written or telegraphic notice to you from the Company, or to the Company from you, and in any case it will terminate upon the expiration or termination of the Offer; provided, however, that such termination shall not relieve the Company of the obligation to pay when due all fees payable to you hereunder with respect to Shares acquired pursuant to the exercise of Rights through the close of business on the date of such termination or relieve the Company of its obligations referred to under Section 8 hereof, and shall not relieve you of any obligation or liability under Sections 3, 4, 5, 9 and 10 hereof.

               7. Liability of Company. Nothing herein contained shall constitute the Soliciting Dealers partners with one another, or agents of the Company, or shall render the Company liable for the obligations of any Soliciting Dealers, nor constitute the Company the agent of any Soliciting Dealer. The Company shall be under no liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Offer, except that the Company shall be liable for obligations expressly assumed by the Company in Section 2 of this Agreement and the Company shall be liable on the basis set forth in Section 8 hereof to indemnify certain persons.

               8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Soliciting Dealer, the directors, officers, employees and agents of each Soliciting Dealer and each person who controls any Soliciting Dealer within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if such Prospectus is amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have.

               (b)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section 8, notify the Company in writing of the commencement thereof; but the failure so to notify the Company will not relieve it from any liability under paragraph (a) above unless and to the extent the Company is prejudiced thereby. The Company shall be entitled to appoint counsel of the Company's choice at the Company's expense to represent the indemnified party in any action for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the Company's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Company to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the Company shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the Company shall authorize the indemnified party to employ separate counsel at the expense of the Company. The Company will not, without the prior written consent of an indemnified party, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. The Company shall not be liable for any settlement, compromise or consent effected without its prior written consent, which consent shall not be unreasonably withheld.

               (c) In the event that the indemnity provided in paragraph (a) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Soliciting Dealers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Soliciting Dealers from the offering of the Shares and Rights; in no case shall any Soliciting Dealer be responsible for any amount in excess of the amounts received by such Soliciting Dealer pursuant to Section 2 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Soliciting Dealers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Soliciting Dealers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses), and benefits received by the Soliciting Dealers shall be deemed to be equal to the total amounts received by the Soliciting Dealers pursuant to Section 2 hereof. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or not. The Company and the Soliciting Dealers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person who controls a Soliciting Dealer within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Soliciting Dealer shall have the same rights to contribution as such Soliciting Dealer, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement relating to the Offering and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (c).

               9. Delivery of Prospectus. You agree to deliver to each person who owns beneficially shares of Company Stock registered in your name, and who exercises Rights on a Subscription Certificate on which your name, to your knowledge, has been inserted, a Prospectus prior to the exercise of such person's Rights.

               10. Status of Soliciting Dealer. You (a) represent that you are a member in good standing of the NASD or (b) represent that you are a broker or dealer with your principal place of business located outside the United States, its territories or its possessions and not registered under the Exchange Act, and you agree (1) to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or possessions or from persons who are nationals thereof or residents therein, and (2) that, although not a member of the NASD, in acting under this Agreement you will conform to the Rules of Fair Practice of the NASD, including Sections 8, 24 and 36 of Article III thereof, in soliciting exercises of Rights outside the United States, its territories and possessions to the same extent as though you were a member thereof.

               11. Notices. Any notice hereunder shall be in writing or by telegram and if to you as a Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed.

               12. Parties in Interest. The Agreement herein set forth is intended for the benefit of the Soliciting Dealer and the Company.

               13. Confirmation. Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions set forth herein and in the attached confirmation by completing and executing the confirmation and sending it via facsimile to C-TEC Corporation, 105 Carnegie Center, Princeton, NJ 08540, 609-734-3830, Attention: Chief Financial Officer with a copy to The First National Bank of Boston, 617-575-2233.

               14. Fee Confirmation. Promptly upon expiration of the offering, please complete and forward to The First National Bank of Boston via facsimile (617-575-2233) the Appendix to this Agreement. You represent and warrant that the information set forth in the Appendix will be complete and accurate, and you agree to verify such information upon request.

               NOTICE: If the Confirmation is not signed, dated and returned as set forth above prior to the expiration of the Offer, no fees will be payable hereunder.

                                 Very truly yours,

                                 C-TEC CORPORATION


                                 By:________________________________
                                     Name:    Bruce Godfrey
                                     Title:   Executive Vice President
                                               and Chief Financial Officer

Dated: November 10, 1994


                ALL QUESTIONS CONCERNING THE SOLICITING DEALER
                   AGREEMENT SHOULD BE DIRECTED TO MACKENZIE
                   PARTNERS, INC., TOLL FREE AT 800-322-2885


                                 CONFIRMATION

C-TEC Corporation
105 Carnegie Center
Princeton, NJ  08540

Attention:  Bruce Godfrey, Executive Vice President
                   and Chief Financial Officer
                 Facsimile: (609) 734-3830
                 Telephone: (609) 734-3802

                 with a copy to:

                 The First National Bank of Boston
                 Facsimile: (617) 575-2233
                 Telephone: (617) 575-2700

Ladies and Gentlemen:

          We hereby confirm our acceptance of the terms and conditions of the letter captioned "Soliciting Dealer Agreement" which was attached hereto upon our receipt hereof (this "Agreement") with reference to the Offer of C-TEC Corporation (the "Company") described therein. We hereby acknowledge receipt of the Prospectus and other solicitation material referred to in this Agreement, and confirm that in executing this confirmation we have relied upon such Prospectus and other solicitation material authorized by the Company and upon no other representations whatsoever, written or oral. We also confirm that we are a broker or dealer who is a member in good standing of the National Association of Securities Dealers, Inc. or a broker or dealer not registered under the Securities Exchange Act of 1934 with its principal place of business located outside the United States, its territories or possessions who by signing below also (a) agrees to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or its possessions, or from persons who are nationals thereof or residents therein and (b) agrees, although not a member of such Association, to conform to the Rules of Fair Practice of such Association in acting under this Agreement in soliciting exercises of Rights outside the United States, its territories and possessions, to the same extent as though we were a member thereof. In connection with the offer, we represent that we have complied, and agree that we will comply, with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any applicable securities or Blue Sky laws and the rules and regulations under the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable securities or Blue Sky laws. We also represent that we, our affiliates and our associated persons (as defined for purposes of the Rules of Fair Practice of the NASD) do not (and, during the term of this Agreement, will not) collectively own 10% or more of the common equity of the Company.

                                           __________________________________
                                                       Firm Name


                                           By:_______________________________
                                                  Authorized Signature


                                           Address:

                                           __________________________________

                                           __________________________________


Dated:  _______________, 1994

               NOTICE: If a copy of this Confirmation is not signed, dated and returned to the Company prior to the expiration of the Offer, no fees will be payable hereunder.


                      C-TEC CORPORATION RIGHTS OFFERING
                   APPENDIX TO SOLICITING DEALER AGREEMENT
                   TO BE COMPLETED BY THE SOLICITING DEALER


Name and Address      __________________________________________________
of Soliciting Dealer  __________________________________________________
                      __________________________________________________


                     Number of Shares           Numbers of Shares
                     Subscribed for             Subscribed for
                     Pursuant to the Basic      Pursuant to the
Beneficial           Subscription               Oversubscription
Owners   *           Privilege                  Privilege
- -----------------    -----------------------    -----------------------

Owner No. 1
_______________________________________________________________________
Owner No. 2
_______________________________________________________________________
Owner No. 3
_______________________________________________________________________
Owner No. 4
_______________________________________________________________________
Owner No. 5
_______________________________________________________________________
Owner No. 6
_______________________________________________________________________
Owner No. 7
_______________________________________________________________________
Owner No. 8
_______________________________________________________________________
Owner No. 9
_______________________________________________________________________
Owner No.10
_______________________________________________________________________
Owner No.11
_______________________________________________________________________
Owner No.12
_______________________________________________________________________
Owner No.13
_______________________________________________________________________
Owner No.14
_______________________________________________________________________
Owner No.15
_______________________________________________________________________
Owner No.16
_______________________________________________________________________
Owner No.17
_______________________________________________________________________
Owner No.18
_______________________________________________________________________
Owner No.19
_______________________________________________________________________
Owner No.20
_______________________________________________________________________

* Names of Beneficial Owners need not be provided